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                                                                EXHIBIT 10.(B)




                            BAYTREE ASSOCIATES, INC.
                               INVESTMENT BANKERS
                                50 BROAD STREET
                           NEW YORK, NEW YORK  10004
                     212/509-1700 * FACSIMILE 212/363-4231


                                                                    CONFIDENTIAL

                                                                     May 7, 1996

Reddi Brake Supply Corp
1376 Walter Street
Ventura, CA     93003

Attention:     Gerald Birin, CFO

Dear Mr. Birin:

          This letter confirms that Reddi Brake Supply Corp ("the Company") has retained Baytree Associates, Incorporated ("Baytree") on the terms and conditions set forth herein, as the Company's exclusive agent to arrange financing (the "Financing") for the Company. It is contemplated that the Financing will consist of 550,000 shares of Class B Convertible Preferred stock having an initial issue price of $10.00 per share (the "Class B Shares"). The Class B Shares will carry a four per cent (4%) dividend payable, at the Company's option, in common stock.
          The Class B Shares are more fully described by the Certificate of Designation, which shall be an exhibit to the Subscription Agreement, which shall be convertible at a Twenty Per Cent (20%) discount to the average high closing bid price for the five consecutive trading days ending two days before the date of conversion, with a maximum conversion price of $2.25. The Class B Shares surrendered for conversion may, in lieu of conversion, be called by the Company, if the per share price of the common stock drops below $1.25, at a premium of Fifteen (15%) Per Cent over the initial issue price. These shares are to be placed within a ten day period. This period is to begin upon Baytree's receipt of the revised Certificate of Designation being supplied to Baytree.

1.   Services to be Rendered.

         (a) The Company hereby retains Baytree and authorizes Baytree to act as its exclusive agent in connection with the placement of the Securities pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act"), provided by Regulation S promulgated under the Act ("Regulation S") and subject to the terms of this
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REDDI BRAKE SUPPLY CORP.               Page 2                    May 7, 1996


Agreement. Such appointment shall be effective for a period of 10 days from the date of delivery to Baytree by the Company of the revised Certificate of Designation (the "Offering Period"). Baytree shall not be deemed an agent of the Company for any other purpose. The Company agrees, in addition to and without limiting any such rights given to Baytree by the Company contained in prior agreements, that until the termination of this engagement letter and for a period of 60 days following the completion of the full amount of the financing it will not, directly or indirectly, seek to arrange or place any equity, debt or convertible security financing, without the express written consent of Baytree.

The proceeds shall be deposited with an escrow agent in a special segregated account (the "Escrow Account") pursuant to an escrow agreement to be entered into between Baytree, the Company and an Attorney agreed upon by both Baytree and the Company, and shall be paid, less Baytree's Placement Fee and Expense Allowance (each as defined in Paragraph 2 below), to the Company at a closing or closings held with respect to the sale of the Securities (each a "Closing") against delivery of the appropriate amount of Securities sold.

     (b)  It is contemplated that Baytree, on the terms and conditions set forth herein, and subject to performance by the Company of all its obligations hereunder, the completeness and accuracy of the Company's representations and warranties set forth herein, and satisfactory completion of Baytree's due diligence review, will use its reasonable best efforts to place the Securities during the Offering Period (defined in Paragraph 1(a) above). Baytree shall cause each person who seeks to purchase Securities to complete a subscription agreement containing customary representations, warranties and other information. The Company shall have the right to review each such subscription agreement prior to its agreement to sell Securities to such person; provided, however, that the Company shall accept the subscriptions from each subscriber who executes a subscription agreement indicating to the Company's reasonable satisfaction that it is a foreign "non-United States" person who complies with the requirements for purchase under Regulation S. This engagement letter does not constitute an understanding or a commitment, express or implied, by Baytree to provide the Financing from its own account.
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REDDI BRAKE SUPPLY CORP.          Page 3                            May 7, 1996

2.   Fees and Expenses.

     (a) As compensation for placing the Securities, the Company shall pay Baytree a placement fee equal to 10% (the "Placement Fee") of the gross proceeds from the sale of the Securities placed by Baytree. The Placement Fee with respect to each sale of Securities shall be payable in cash from the escrow account concurrently with each Closing.

     (b) In addition to any other fees payable to Baytree hereunder, if at any time commencing with the date hereof and ending 18 months after termination of this letter or the Closing (whichever is later) a party introduced to the Company by Baytree shall purchase or commit to purchase securities of the Company (which commitment the Company shall have accepted or shall subsequently accept), Baytree shall receive as compensation the Placement Fee and Agent's Warrants (defined in Paragraph (c) below) that would have been payable and issuable had such purchases occurred in connection with the Financing, regardless of the type of securities so purchased or the form of payment therefor. For the same period, the Company hereby grants to Baytree a right of first refusal for any financing proposed by the Company or any of its subsidiaries except in secured institutional lending.

     (c) The Company shall sell and issue to Baytree at the Closing, Common Stock purchase warrants ("Agent's Warrants") at a nominal price ($.001 per warrant), which shall entitle the holders to purchase at any time during the five years following the first anniversary of the Closing, an aggregate amount of shares of Common Stock equal to 6% of the Securities issued in connection with the Closing. The Agent's Warrants exercise price shall be equal to 110% of the price at which the Securities are sold in the Financing and the Agent's Warrants shall contain such other terms and provisions as are customary for such Warrants including, but not limited to, anti-dilution provisions and registration rights satisfactory to Baytree and its counsel.

     (d) It shall be the Company's obligation to bear all of its own expenses in connection with the proposed Financing, including, but not limited to the following: printing and duplication costs, postage and mailing expenses with respect to the transmission of Offering Materials (defined in Paragraph 4 below), registrar and transfer agent fees, counsel and accounting fees, and issue and transfer taxes. The purchasers, placement agent and the Company shall each bear the cost of their own attorneys.  In addition, the Company shall pay to Baytree a non-accountable expense allowance of 1% of the gross
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REDDI BRAKE SUPPLY CORP.          Page 4                            May 7, 1996


proceeds to be paid at closing. Baytree shall bear the cost of any expenses in excess of the 1% mentioned above incurred by it.

3. Obligations Limited. Baytree shall be under no obligation to make an independent investigation or inquiry as to any information regarding the Company or any representations of the Company and shall have no liability in regard thereto.

4.   Offering Materials.

     (a) The Company has delivered to Baytree offering materials included all filings made with the Securities and Exchange Commission since the beginning of the Company's last completed fiscal year and all other requested information with respect to the business and properties of the Company and any recent developments. Such offering materials (the "Offering Materials") shall comply with all applicable securities laws. The Company will be solely responsible for the contents of the Offering Material and any other written information provided to any offeree with the prior approval of the Company, and the Company represents that the Offering Materials will not, as of the date of the offer or sale of any Securities, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company agrees to advise Baytree promptly of the occurrence of any event or any other change, which results in the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company authorizes Baytree to provide the Offering Materials in the form provided by the Company to prospective purchasers of Securities. The Company shall also provide a short overview, all press releases issued within the last twelve months and any current brochures or relevant literature.

     (b) The Company and Baytree shall have the right to approve the Offering Materials and any other written communications from the Company or any person acting on its behalf, which could be deemed to constitute offering materials in connection with the offer and sale of the Securities.

     (c) The Company's financial and operational history, its capitalization, its present condition, financial and otherwise, assets and prospects, shall be as represented to Baytree
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REDDI BRAKE SUPPLY CORP.          Page 5                            May 7, 1996


in the written material delivered to Baytree by the Company. The Company shall supply Baytree with such financial statements, contracts and other corporate records and documents as Baytree shall deem necessary and it shall supply Baytree's counsel with all financial statements, contracts, documents and other corporate papers as may be reasonably requested. In addition, Baytree shall be promptly and fully informed by the Company of any events which might have a material effect on the financial condition, results of operations, assets or prospects of the Company.

5.   Representations, Warranties, and Covenants.

         (a) The Company represents and warrants that this letter has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles. The Company further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

         (b) The Company has not offered the Securities in the United States and no directed selling efforts have been made in the United States which could reasonably be expected to result in general preconditioning of the United States market for the Securities. Subject to the requirements of law, the Company shall not make any public announcement of the Financing without the prior written consent of Baytree and in any event, shall make no such disclosure which could be deemed to cause the exemption from registration provided by Regulation S to become inapplicable.

         (c) The Company will utilize the proceeds of the offering for general corporate purpose and will not directly or indirectly pay proceeds to officers, directors or affiliates of any of them, including the repayment of indebtedness, without the express written consent of Baytree.

6.   Termination Payments.    Neither Baytree nor the Company shall be
responsible for any expense of the other for any charges or claims related to the proposed Financing or otherwise if the sale of Securities contemplated by this letter is not consummated. All fees shall be paid at closing.
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REDDI BRAKE SUPPLY CORP.          Page 6                            May 7, 1996

7.   Indemnity; Contribution.

     (a) The Company agrees to indemnify and hold harmless Baytree, and each person, if any, who controls Baytree and their respective employees, officers and directors, their affiliates and any controlling person of any of them (each an "indemnified party") from and against all claims, damages, losses, liabilities, costs and expenses (collectively, for purposes of this subparagraph (a), "liabilities" as the same are incurred (including, without limitation, any actual, legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding (including an investigation) commenced or threatened, or in appearing or preparing for appearance as a witness in any action, suit or proceeding (including any investigation or pretrial proceeding such as a deposition) which arises out of or in connection with this engagement letter, the performance of any services pursuant to this engagement letter or the Financing contemplated hereby, except in any event liabilities to the extent they arise out of or in connection with the use of information included in the Offering Materials which Baytree as regards the plan of distribution of the Securities and which was provided in writing to the Company by Baytree for inclusion therein. Baytree indemnifies and holds harmless the Company for any statement made that is not in conformity with the due diligence material described in Section 4 above or any material prepared by Baytree specifically for inclusion in the Offering Materials.

     (b) The party seeking indemnification shall promptly notify the Company by letter or telecopy or telegram, confirmed by letter, of any claim, suit, action or proceeding commenced or threatened to be commenced against such indemnified party promptly after such indemnified party shall have received actual notice thereof; provided, however that the failure by any indemnified party to give such notice shall not relieve any indemnifying party of its obligations hereunder except to the extent of actual prejudice directly resulting from such failure. The Company shall not be required to make reimbursement or payment of any settlement effected without its prior written consent, which consent shall not be unreasonably withheld.

    (c)  In the event of the assertion against any indemnified party of any such claim or the commencement of any such suit, action or proceeding, the Company shall be entitled to participate in such suit, action or proceeding, and in the investigation of such claim, and, after written notice from the Company to the indemnified party, to assume the investigation or defense of such claim, suit, action or proceeding with counsel of its choice at is expense; provided, however, that such counsel shall be reasonably satisfactory to the
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REDDI BRAKE SUPPLY CORP.          Page 7                            May 7, 1996


indemnified party. Notwithstanding the election of the Company to assume the defense or investigation of such claim, suit, action or proceeding, the indemnified party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, suit, action or proceeding, and the Company shall bear the expense of one such separate counsel, if (I) counsel to the indemnified party in good faith advises the indemnified party that use of counsel chosen by the Company could give rise to a conflict of interest and both are parties to the suit, (ii) the Company shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such litigation or proceeding, or (iii) the Company shall authorize the indemnified party to employ separate counsel at the expense of the Company.

     (d) If for any reason the foregoing indemnification is unavailable to the indemnified party or insufficient to hold the indemnified party harmless, then the Company shall contribute to the amount paid or payable by the indemnified party as a result of such claim, suit, action, proceeding, damage, loss, liability, cost or expense for which indemnification is contemplated by paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the other party or parties on the other hand in connection with the matters covered by this engagement letter, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the parties from the placement of the Securities, but also the relative fault of the parties in connection with the statements or omissions which resulted in such claims, suits, actions, proceedings, damages, losses, liabilities, costs or expenses, as well as any relevant equitable consideration. The relative benefits received by the Company on the one hand and Baytree on the other shall be deemed to be in the same proportion as the total proceeds from the placement of the Securities (net of the fees and expenses paid to Baytree pursuant to Paragraph 2), received by the Company bears to the fees received by Baytree pursuant to Paragraph 2. Relative fault of the Company, on the one hand, and of Baytree, on the other, shall be determined by reference to, among other things, the parties' relative intent, knowledge and opportunity to correct or prevent such statement or omissions.

8. Notices. Any notice or other communication to be given to the Company hereunder may be given by delivering the same in writing to the address set forth above, and any notice or other communication to be given to Baytree may be given by delivering the same to Baytree Associates, Incorporated, 50 Broad Street, New York, New York 10004, Attention: Michael Gardner, President, or in each case, such other address of which a
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REDDI BRAKE SUPPLY CORP.          Page 8                            May 7, 1996


party shall have received notice. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

 9. Miscellaneous. This letter sets forth the entire understanding of Baytree and the Company concerning the subject matter hereof and supersedes any prior communications, understandings and agreements between the parties. This letter cannot be changed, nor can any of its provisions be waived, except by a writing signed by Baytree and the Company. This letter shall be governed by the laws of the State of New York without regard to its conflict of laws provisions.
The headings contained in this letter are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof. This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Please execute a copy of this letter to confirm your agreement in connection with the proposed offering referred to herein. This letter constitutes a letter of intent only and except for Paragraphs 2, 6 and 7 hereof no provision of this letter shall be binding on any party unless the financing is consummated. You acknowledge and agree that there shall be no binding commitment upon either Baytree or the Company to proceed with the Financing.

                              Very truly yours,

                              BAYTREE ASSOCIATES, INCORPORATED


                              By:________________________________________
                                   Michael Gardner, President

The terms set forth in the foregoing
letter are agreed to and accepted by us:

REDDI BRAKE SUPPLY CORP.

By:__________________________________
     Gerald Birin, CFO